Exhibit 10.96

AMENDMENT NO.  1
TO
SECURITIES PURCHASE AGREEMENT, AMORTIZING CONVERTIBLE DEBENTURE AND REGISTRATION RIGHTS AGREEMENT
(2005 Financing)

This Amendment No. 1 (this “Amendment”) to the Securities Purchase Agreement, the Amortizing Convertible Debenture, and the Registration Rights Agreement, each of which is identified on Exhibit A hereto, dated as of January 10, 2007 is entered into by and among Advanced Cell Technology, Inc., a Delaware corporation (the “Company”) and the investors signatory hereto (each, a “Purchaser” and collectively, the “Purchasers”).  Capitalized terms not defined in this Amendment shall have the meanings ascribed to such terms in the Purchase Agreement (as defined below).

Preliminary Statement:

WHEREAS, pursuant to the Securities Purchase Agreement dated September 15, 2005 among the Company and the Purchasers (the “Purchase Agreement”), the Purchasers were issued amortizing convertible debentures (the “Debentures”) in the aggregate original principal amount of $22,276,250 and in the individual amounts set forth below such Purchaser’s name on the signature pages to the Purchase Agreement; and

WHEREAS, subject to the terms and conditions set forth herein, the Purchasers have, among other things, agreed to amend certain provisions of the Purchase Agreement, Debenture and the Registration Rights Agreement, dated as of September 15, 2005 by and among the Company and the Purchasers (the “Registration Rights Agreement”), and the Company has agreed to reduce the Conversion Price to $0.90.

NOW, THEREFORE, the parties to this Amendment, for adequate and sufficient consideration, the receipt of which is hereby acknowledged, do hereby agree as follows:

1.             Waiver of Corporate Milestones. Each Purchaser, severally and not jointly with the other Purchasers, hereby agrees to irrevocably waive the satisfaction of any and all Corporate Milestones as a condition precedent to the payment of Monthly Redemptions (as defined in the Debentures) with shares of Common Stock, with respect to all Monthly Redemption Dates (as defined in the Debentures) occurring after the Closing Date (as defined below), it being understood that the Company shall be permitted to make such Monthly Redemption payments under the Debentures on such dates in the form of Common Stock otherwise pursuant to, in accordance with, and subject to, all other terms and conditions set forth in the Debentures and other Transaction Documents, including, without limitation, the satisfaction of all Equity Conditions (as defined in the Debentures), and other conditions set forth in Section 6(b) of the Debentures which are not waived hereunder.

2.             Amendment to Conversion Price.  Section 4(b) of the Debentures is hereby deleted in its entirety and replaced with the following:

“Conversion Price.  The conversion price in effect on any Conversion Date shall be equal to $0.90(subject to adjustment herein)(the “Conversion Price”).”

3.             Reduction in Exercise Price of Warrants.  Notwithstanding anything to the contrary in the Purchase Agreement or Warrants, the Exercise Price of all Warrants (including any replacement warrants issued to a Purchaser upon the exercise of any Warrants) issued pursuant to the Purchase Agreement or any subsequent agreement entered into in connection therewith is hereby reduced to equal $0.95, subject to adjustment for reverse and forward stock splits and the like.  In the event of any conflict between the terms and provisions of the Purchase Agreement or Warrants and this Amendment, this Amendment shall control.

4.             Amendment to Registration Rights Agreement Requirement to Register 130% of Registrable Securities.  Section 3(c) of the Registration Rights Agreement is hereby amended and restated as follows:

“If during the Effectiveness Period, the number of Registrable Securities at any time exceeds 90% of the number of shares of Common Stock then registered in a Registration Statement and 130% of the “Registrable Securities” under that certain Registration Rights Agreement, dated August 30, 2006, by and among the Company and the holders thereto (including without limitation securities subject to any registration rights agreements entered into in connection with the issuance of any securities pursuant to Section 4.18 of the Purchase Agreement), are registered for resale with the Commission, then the Company shall file as soon as reasonably practicable but in any case prior to the applicable Filing Date (or such later date if required pursuant to Rule 415 but in no event later than 6 months from the effective date of the most recent Registration Statement, including registration statements filed with respect to securities issued pursuant to Section 4.18 of the Purchase Agreement), an additional Registration Statement covering the resale by the Holders of not less than 130% of the number of such Registrable Securities (or such lesser amount if required pursuant to Rule 415 but in no event less than 30% of the Company issued and outstanding Common Stock at the time of filing less shares then held by Affiliates of the Company).”

5.             Amendment to the Definition of “Registrable Securities” in the Registration Rights Agreement.  The definition of “Registrable Securities” set forth in Section 1 of the Registration Rights Agreement is hereby deleted and replaced in its entirety with the following:

“Registrable Securities” means, as of the date in question, (i) all of the shares of Common Stock issuable upon conversion in full of the Debentures, (ii) all of the shares of Common Stock issuable upon exercise in full of the Warrants, (iii) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing and (iv) any additional shares issuable in connection with any anti-dilution provisions associated with the Debentures and Warrants (in each case, without giving effect to any limitations on conversion set forth in the Debentures or limitations on exercise set forth in the Warrant).”

6.             Amendment to Section 6(b) of the Registration Rights Agreement.  Section 6(b) of the Registration Rights Agreement is hereby deleted and replaced in its entirety with the following:

“ (b)        No Piggyback on Registrations. Except as set forth on Schedule 6(b) attached hereto, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in the initial Registration Statement other than the Registrable Securities.  No Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.  Until there are no longer any Registrable Securities outstanding, the Company shall not file any other registration statements, other than a Permitted Registration Statement, registering for resale Common Stock, Common Stock underlying Common Stock Equivalents and Common Stock Equivalents that are outstanding on the date hereof.

For purposes of this Section 6(b), “Permitted Registration Statements” shall include registration statements filed subsequent to the date of this Agreement (i) on Form S-8 (or similar form which may be promulgated in the future) that register for resale Common Stock, Common Stock underlying Common Stock Equivalents and Common Stock Equivalents in connection option plans that have been approved by the Company’s Board of Directors, provided that such registrations shall not exceed, in the aggregate, 1,000,000 shares (subject to adjustment for forward and reverse stock splits and the like) in any 12 month period provided that all such shares are issued at or above the then market price of the Common Stock; or (ii) that register for resale Common Stock, Common Stock underlying Common Stock Equivalents and Common Stock Equivalents issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; provided, however, no registration statement in clauses (i) or (ii) shall be a Permitted Registration Statement if at the time such registration statement is to be filed the Company has a pending Registration Statement then on file with the Commission that has yet to be declared effective by the Commission or the Holders have demanded that a Registration Statement be filed in accordance with the terms thereof.”

7.             Amendment to the Definition of “Equity Conditions” in Section 1 of the Debenture.  The definition of “Equity Conditions” set forth in Section 1 of the Debenture is hereby deleted and replaced in its entirety with the following:

““Equity Conditions” shall mean, during the period in question, (i) the Company shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Notice of Conversions of the Holder, if any, (ii) all liquidated damages and other amounts owing to the Holder in respect of this Debenture shall have been paid; (iii) either (A) there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the shares in question or issuable pursuant to the portion of this Debenture in question (and the Company is not aware of any information that would cause it to believe such use would be interrupted) or (B) the shares in question are eligible for immediate resale pursuant to

Rule 144, subject to the volume and manner provisions thereof, or pursuant to Rule 144(k), (iv) the Common Stock is trading on the Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed for trading on a Trading Market (and the Company is not aware of any information that would cause it to believe trading would be interrupted), (v) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares issuable pursuant to the Transaction Documents, (vi) there is then existing no Event of Default, (vii) the issuance of the shares in question (or, in the case of a redemption, the shares issuable upon conversion in full of the redemption amount) to the Holder would not violate the limitation set forth in Section 4(c) and (viii) no public announcement of a pending or proposed Fundamental Transaction, Change of Control Transaction or acquisition transaction has occurred that has not been consummated.”

8.             Amendment to the Definition of “Exempt Issuance” in Section 1 of the Purchase Agreement.  The definition of “Exempt Issuance” set forth in Section 1 of the Purchase Agreement is hereby deleted and replaced in its entirety with the following:

““Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, consultants (provided issuances to consultants shall not exceed 500,000 shares (subject to adjustments for reverse and forward stock splits and the like) in any 12 month period and shall not be issued for an effective price per share less than the market price of the Common Stock at the time of such issuance) or directors of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or conversion of any securities issued pursuant to this Agreement, convertible securities, options or warrants issued and outstanding on the date of this Agreement, provided that any such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities, and (c) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.”

9.             Amendment to the last sentence of Section 4(d)(vi) of the Debenture.  The last sentence of Section 4(d)(vi) of the Debenture is hereby deleted and replaced in its entirety with the following:

“The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable.”

10.           Amendment to Section 6(b) and 6(c) of the Debenture.  The following sentence is hereby added to the end of Section 6(b) and 6(c) of the Debenture:

“Notwithstanding the foregoing, the Company shall have the right to pay any Monthly Redemption Amount (or portion thereof) in cash to any holder with respect to which there is not then available sufficient registered shares of Common Stock (or shares of Common Stock eligible for immediate resale under Rule 144), regardless of whether its determination to pay such Monthly Redemption Amount in cash or in shares of Common Stock applies ratably to all holders.”

11.           Amendment to Section 8(a)x. of the Debenture.  Section 8(a)x. of the Debenture is hereby deleted and replaced in its entirety with the following:

“x.           if, during the Effectiveness Period (as defined in the Registration Rights Agreement), the effectiveness of the Registration Statement lapses for any reason or the Holder shall not be permitted to resell Registrable Securities (as defined in the Registration Rights Agreement) under the Registration Statement (as described in, and to the extent required by, Section 3 of the Registration Rights Agreement), in either case, for more than 30 consecutive Trading Days or 60 non-consecutive Trading Days during any 12 month period; provided, however, that in the event that the Company is negotiating a merger, consolidation, acquisition or sale of all or substantially all of its assets or a similar transaction and in the written opinion of counsel to the Company, the Registration Statement, would be required to be amended to include information concerning such transactions or the parties thereto that is not available or may not be publicly disclosed at the time, the Company shall be permitted an additional 10 consecutive Trading Days during any 12 month period relating to such an event.”

12.           Conditions to Purchasers’ Obligations.  Purchasers’ obligations hereunder (including the obligation to waive the Corporate Milestones in accordance with Section 1) is subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

(a)           the accuracy in all material respects of the representations and warranties of the Company contained herein;

(b)           all obligations, covenants and agreements of the Company required to be performed hereunder shall have been performed; and

(c)           the Company shall be in receipt of an executed Amendment to the 2006 Transaction Documents, the form of which is attached hereto as Exhibit B,  which shall be executed by each of the Purchasers (as defined in the 2006 Purchase Agreement); and

(d)           there shall have been no Material Adverse Effect with respect to the Company between the date hereof and the Closing Date.

13.           Conditions to Effectiveness of Conversion Price Amendment and Company Obligations.  The Company’ obligations hereunder and the effectiveness of the amendment to the conversion price set forth with Section 2 are subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

(a)           the accuracy in all material respects of the representations and warranties of the Purchasers contained herein;

(b)           all obligations, covenants and agreements of the Purchasers required to be performed hereunder shall have been performed; and

(c)           the Company shall be in receipt of an executed Amendment to the 2006 Transaction Documents, the form of which is attached hereto as Exhibit B,  which shall be executed by each of the Purchasers (as defined in the 2006 Purchase Agreement).

14.           Closing.  The closing of agreements, waivers, obligations and commitments contained in this Amendment (the “Closing”) shall take place at such time or place as the Company and Purchasers may mutually agree (such date is hereinafter referred to as the “Closing Date”); provided however, if the Closing has not occurred by ____ __, 200_, this Amendment shall become null and void and all agreements, commitments, waivers and other obligations set forth herein shall be of no force or effect.

15.           Rule 144  Commitment.  Contemporaneously herewith and subject to Section 4.1 of the Purchase Agreement, the Company shall deliver to its transfer agent an opinion of counsel confirming that the Underlying Shares are eligible for resale pursuant to Rule 144, upon compliance with the volume and manner of sale limitations set forth therein.  With respect to each resale transaction, the Company shall deliver to its transfer agent an opinion of counsel authorizing the resale of Underlying Shares without restrictive legend within 24 hours following delivery to the Company’s counsel of fully completed broker representation letters, seller representation letters and Commission Form 144, in customary form, relating to any such resale.

Notwithstanding anything herein to the contrary, the Company shall have no obligation to register any Registrable Securities that are eligible for sale without volume restrictions pursuant to Rule 144(k).

16.           Representations and Warranties of the Company.  The Company hereby makes to each Purchaser the following representations and warranties:

i.              Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Amendment and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Amendment by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith other than in connection with the Required Approvals.  This Amendment has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

ii.             No Conflicts.  The execution, delivery and performance of this Amendment by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing a Company or Subsidiary debt or otherwise) or other material understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

iii.            Affirmation of Prior Representations and Warranties.  Except as set forth under the corresponding section of the disclosure schedules attached to the Purchase Agreement and except as set forth on Schedule 9(iii) attached hereto and as reflected in the Company’s filings with the Commission since the issuance of the Debentures, if any, all representations and warranties of the Company contained in the Purchase Agreement were true and correct when made and remain true and correct as of the date hereof, as though made at and as of the date hereof.  Except as set forth herein or on Schedule 9(iii) attached hereto or otherwise previously waived by the Purchasers, the Company has performed all of the material covenants of the Company contained in the applicable Transaction Documents to be performed by the Company through the date hereof.

iv.            Equal Consideration.  Except as set forth in this Amendment, no consideration has been offered or paid to any person to amend or consent to a waiver, modification, forbearance or otherwise of any provision of any of the Transaction Documents.

17.           Representations and Warranties of the Purchasers.  Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof to the Company as follows:

i.              Authority.  The execution, delivery and performance by such Purchaser of the transactions contemplated by this Amendment have been duly authorized by all necessary corporate or similar action on the part of such Purchaser.  This Amendment has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

18.           Effect on Transaction Documents.  Except as expressly set forth above, all of the terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Amendment and shall not be in any way changed, modified or superseded by the terms set forth herein, including but not limited to, any other obligations the Company may have to the Purchasers under the Transaction Documents.  This Amendment shall not constitute a novation or satisfaction and accord of any Transaction Document.

19.           Consent.  By executing this Amendment, each Purchaser hereby consents to the terms and conditions of this Amendment, in such Purchaser’s capacity as both a Purchaser under the Purchaser Agreement and, if applicable, as a Purchaser (as defined in that certain Securities Purchase Agreement, dated as of August 30, 2006, by and among the Company and the Purchasers (as defined therein)).

20.           Release of all Claims.  THE COMPANY (FOR ITSELF AND ITS AFFILIATES) HEREBY UNCONDITIONALLY RELEASES AND FOREVER DISCHARGES EACH HOLDER AND ITS RESPECTIVE SUCCESSORS, ASSIGNS, AGENTS, DIRECTORS, OFFICERS, EMPLOYEES, AFFILIATES, ACCOUNTANTS, CONSULTANTS, CONTRACTORS, ADVISORS AND ATTORNEYS (COLLECTIVELY, THE “BENEFITED PARTIES”) FROM ALL CLAIMS (AS DEFINED BELOW) AND AGREES TO INDEMNIFY THE BENEFITED PARTIES, AND HOLD THEM HARMLESS FROM ANY AND ALL CLAIMS, LOSSES, CAUSES OF ACTION, COSTS AND EXPENSES OF EVERY KIND OR CHARACTER IN CONNECTION WITH THE CLAIMS. AS USED IN THIS AMENDMENT, THE TERM “CLAIMS” MEANS ANY AND ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTIONS, COSTS, EXPENSES AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART, WHICH THE COMPANY, OR ANY OF ITS AGENTS, EMPLOYEES OR AFFILIATES MAY NOW OR HEREAFTER HAVE OR CLAIM AGAINST ANY OF THE BENEFITED PARTIES AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR OTHERWISE IN CONNECTION WITH ANY OF THE TRANSACTION DOCUMENTS, INCLUDING ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE MAXIMUM RATE ON INTEREST CHARGEABLE UNDER APPLICABLE LAW AND ANY LOSS, COST OR DAMAGE, OF ANY KIND OR CHARACTER, ARISING OUT OF OR IN ANY WAY CONNECTED WITH OR IN ANY WAY RESULTING FROM THE ACTIONS OR OMISSIONS OF THE BENEFITED PARTIES,

INCLUDING ANY BREACH OF FIDUCIARY DUTY, BREACH OF ANY DUTY OF GOOD FAITH OR FAIR DEALING, UNDUE INFLUENCE, DURESS, ECONOMIC COERCION, CONFLICT OF INTEREST, NEGLIGENCE, BAD FAITH, MALPRACTICE, VIOLATIONS OF THE RACKETEER INFLUENCED AND CORRUPT ORGANIZATIONS ACT, INTENTIONAL OR NEGLIGENT INFLICTION OF MENTAL DISTRESS, TORTIOUS INTERFERENCE WITH CONTRACTUAL RELATIONS, TORTIOUS INTERFERENCE WITH CORPORATE GOVERNANCE OR PROSPECTIVE BUSINESS ADVANTAGE, BREACH OF CONTRACT, DECEPTIVE TRADE PRACTICES, LIBEL, SLANDER, CONSPIRACY OR ANY CLAIM FOR WRONGFULLY ACCELERATING ANY OBLIGATIONS OR WRONGFULLY ATTEMPTING TO FORECLOSE ON ANY COLLATERAL. THE COMPANY (FOR ITSELF AND ITS AFFILIATES) AGREES THAT NONE OF THE BENEFITED PARTIES HAS FIDUCIARY OR SIMILAR OBLIGATIONS TO THE COMPANY OR ANY AGENTS, EMPLOYEES OR AFFILIATES OF THE COMPANY AND THAT THEIR RELATIONSHIPS ARE STRICTLY THAT OF CREDITOR AND DEBTOR. THIS RELEASE IS ACCEPTED BY HOLDERS PURSUANT TO THIS AMENDMENT AND SHALL NOT BE CONSTRUED AS AN ADMISSION OF LIABILITY BY HOLDERS OR ANY OTHER BENEFITED PARTY.

THE COMPANY (FOR ITSELF AND ITS AFFILIATES) ACKNOWLEDGES THAT THE FOREGOING PROVISIONS ARE INTENDED TO, AND THE TRANSACTION DOCUMENTS CONTAIN PROVISIONS WHICH, RELEASE HOLDERS FROM LIABILITY AND/OR INDEMNIFY AND HOLD HARMLESS HOLDERS FOR, AMONG OTHER THINGS, THE ORDINARY NEGLIGENCE OF HOLDERS. THE COMPANY (FOR ITSELF AND ITS AFFILIATES) AGREES THAT THE RELEASE AND/OR INDEMNITY PROVISIONS CONTAINED IN THESE DOCUMENTS ARE CAPTIONED TO CLEARLY IDENTIFY THE RELEASE AND/OR INDEMNITY PROVISIONS AND, THEREFORE, ARE SO CONSPICUOUS THAT THE COMPANY AND ITS AFFILIATES HAS FAIR NOTICE OF THE EXISTENCE AND CONTENTS OF SUCH PROVISIONS.

21.           Expenses.  Except as expressly set forth herein, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Amendment.

22.           Amendments and Waivers. The provisions of this Amendment, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and each Purchaser.

23.           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the applicable Purchase Amendment.

24.           Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Purchaser. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of all of the Purchasers of the then-

outstanding Securities. Each Purchaser may assign their respective rights hereunder in the manner and to the Persons as permitted under the applicable Purchase Agreement.

25.           Execution and Counterparts. This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

26.           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be determined in accordance with the provisions of the Purchase Agreement.

27.           Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

28.           Headings. The headings in this Amendment are for convenience only, do not constitute a part of the Amendment and shall not be deemed to limit or affect any of the provisions hereof.

29.           Filing of Form 8-K.  Within 3 Trading Days of the date hereof, the Company shall file a Current Report on Form 8-K in a form reasonably acceptable to counsel for the Purchasers disclosing the material terms of the transactions contemplated hereby, which shall include this Amendment as an attachment thereto.

30.           Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser hereunder are several and not joint with the obligations of any other Purchasers hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Amendment. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Amendment, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

31.           Construction of Amendment with Transaction Documents.  To the extent possible, this Amendment shall be read consistently with the Transaction Documents and this Amendment and the Transaction Documents should be read together as a whole.  To the extent such documents are inconsistent, this Amendment shall control.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

Address for Notice:
ADVANCED CELL TECHNOLOGY, INC.

By:	/s/ William M. Caldwell, IV	1201 Harbor Bay Parkway
	Name: William M. Caldwell, IV	Alameda, CA 94502
Title: Chief Executive Officer

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SIGNATURE PAGE FOR HOLDER FOLLOWS]

[HOLDER SIGNATURE PAGES TO ACTC AMENDMENT]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:

Signature of Authorized Signatory of Purchaser:	*

Name of Authorized Signatory:

Title of Authorized Signatory:

*                    This signature page has been executed by each Purchaser identified in the Purchase Agreement

[SIGNATURE PAGES CONTINUE]

EXHIBIT A

Securities Purchase Agreement, dated as of September 15, 2005, by and among the Company and the Purchasers (as defined therein)

Registration Rights Agreement, dated as of September 15, 2005, by and among the Company and the Purchasers (as defined therein)

Amortizing Convertible Debenture issued by the Company to each of the Purchasers identified in the Purchase Agreement listed above, each dated as of September 15, 2005

EXHIBIT B

Form of Amendment to 2006 Transaction Documents

SCHEDULE 9(III)

Update to Disclosure Schedules